Exhibit 99.1

OXIS International Reports Financial Results for First Quarter 2006

Product Revenues Increase 140% over 2005
New Cardiac and Cancer Research Products and Value Pricing to Drive Sales Volume
Results Include 51% Ownership in BioCheck, Inc. Beginning in December 2005

Foster City, CA (May 9, 2006) - Oxis International, Inc. (OTCBB: OXIS.OB) (Nouveau Marché: OXIS) (FWB: OXI) today reported results for the first quarter 2006.

OXIS International is a biopharmaceutical company focused on commercializing research assays, nutraceutical and therapeutic products related to oxidative stress and, through its majority interest in BioCheck, a leading provider of high quality immunoassay clinical kits and contract services.

On a GAAP basis, OXIS reported a net loss of $0.7 million, or $0.02 per share, for the first quarter of 2006 compared to a net loss of $0.2 million, or $0.01 per share, for the first quarter of 2005. In the fourth quarter of 2005, the Company’s net loss was $2.2 million, or $0.05 per share. The consolidated financial statements for the three months ended March 31, 2006 include the results of operations and the assets and liabilities of BioCheck at December 31, 2005 and March 31, 2006.

Revenues for the first quarter of 2006 were $1.5 million, an increase of $0.9 million, or 140%, over the same period last year, and $0.7 million over the fourth quarter of 2005. Cost of product revenues on a GAAP basis were $0.8 million for the first quarter of 2006, an increase of $0.5 million, or 185%, from $0.3 million incurred in the first quarter of 2005. Total operating expenses on a GAAP basis were $1.3 million for the first quarter of 2006, an increase of $0.7 million, or 114%, from $0.6 million incurred in the first quarter of 2005. Gross profit as a percentage of revenues was 46% in first quarter of 2006.

OXIS ended the quarter with approximately $0.7 million in cash and cash equivalents of which $0.5 million was held by OXIS and $0.2 million was held by its majority-owned subsidiary, BioCheck, Inc.

The Company also reported the following highlights for the first quarter 2006:

•
OXIS strengthened its management team with the appointment of Michael D. Centron as Chief Financial Officer in January 2006, and Randall Moeckli as Senior Director of Sales and Marketing in February 2006.

•	The Company’s Board of Directors was further enhanced with the appointment of Gary M. Post, Managing Director of Ambient Advisors, LLC, in March 2006.

•
The Company improved its short-term financial position by securing $200,000 and $400,000 in promissory note agreements with President and Chief Executive Officer Steve Guillen and Fagan Capital, respectively, in March 2006.

•
On April 3, 2006 OXIS and BioCheck jointly announced the upcoming launch in late spring and summer 2006 of new immunoassay (ELISA) test kits and reagent products for the oncology research market, including assays based on the HMGA2 and Id proteins shown to play a role in the control of cell growth, differentiation and tumorigenesis related to breast cancer and other tumor related angiogenesis functions.

•
In early May, OXIS expanded its product portfolio for the cardiovascular research markets with the addition of new assay products from BioCheck, including assays for the measurement of biomarkers of inflammation related to cardiovascular disease, including Troponin I, Myoglobin, High Sensitivity C-Reactive Protein, CK-MB, and Fatty Acid Binding Protein.

“With the successful consolidation of the key product manufacturing, sales and marketing functions of OXIS and BioCheck, we are beginning to realize significant merger synergies,” stated Steve Guillen, President and CEO of OXIS International. “We are now able to offer our life sciences research and clinical customers a more comprehensive menu of products that are known for their high quality, stability and strong technical support.”

The consolidation of the companies’ operations has resulted in improved margins in the first quarter of 2006 and combined lower manufacturing costs than incurred by each company prior to the relocation of OXIS’ operations to Foster City, California and, as a result, has allowed OXIS to implement new value pricing programs. These initiatives are expected to drive revenue and product profit margin expansion for both companies.

About OXIS and BioCheck:

OXIS International, Inc. develops technologies and products to research, diagnose, treat and prevent diseases of oxidative stress associated with damage from free radical and reactive oxygen species. The company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and has focused commercialization programs in clinical cardiovascular markers, including MPO (myeloperoxidase) and GPx (glutathione peroxidase), as well as a highly potent antioxidant, Ergothioneine, that may be sold over-the-counter (OTC) as a dietary supplement. OXIS has acquired a 51% interest in and has the option to purchase the remaining 49% of BioCheck.

BioCheck, Inc. is a leading provider of high quality enzyme immunoassay research services and products including immunoassay kits for cardiac and tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones. The company operates a 15,000 square-foot, U.S. Food and Drug Administration (FDA) certified cGMP, and ISO device-manufacturing facility in Foster City, California. BioCheck has advanced developmental programs on two promising cancer biomarkers, related to the Id-gene, and the HMGA2 gene. Id proteins play a significant role in the process of tumor related angiogenesis and other functions related to blood vessel formation. The HMGA2 gene has been implicated in aggressive forms of breast cancer.

More information about OXIS, BioCheck and its products, services as well as current SEC filings may be obtained by visiting http://www.oxis.com, http://www.oxisresearch.com and http://www.biocheckinc.com.

* * *

The statements in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the acquisition of the remaining 49% of the BioCheck shares by OXIS not closing due to, among other reasons, the inability of OXIS to close a financing transaction; the risks inherent in integrating an acquired business; risks inherent in owning a majority interest in a company; unforeseen difficulties in achieving synergies following an acquisition; unforeseen difficulties related to the company’s oxidative stress and other diagnostic products; the development by the company’s competitors of new competing products; and other risks indicated in the company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the company with the Securities and Exchange Commission, specifically the company’s annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006 and the current report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2006.

Oxis international, Inc.
Condensed Consolidated Statement of Operations
Unaudited
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenues	$1,513	$631
Cost of product revenues	816	286
Gross profit	697	345
Operating expenses:
Research and development	213	62
Selling, general and administrative	1,064	536
Total operating expenses	1,277	598
Loss from operations	(580)	(253)
Interest income (expense), net	(7)	4
Minority interest in subsidiary	(50)	—
Loss before provision for income taxes	(637)	(249)
Provision for income taxes	53	—
Net loss	(690)	(249)
Net loss per share - basic and diluted	$(0.02)	$(0.01)
Weighted average shares outstanding - basic and diluted	42,584	41,629

Oxis International, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(In thousands)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$719	$614
Accounts receivable	1,002	865
Inventories	640	650
Prepaid expenses and other current assets	180	252
Restricted cash	3,060	3,060
Total current assets	5,601	5,441
Property, plant and equipment, net	232	243
Intangible and other assets, net	2,093	2,122
	$7,926	$7,806
Liabilities And Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,078	$973
Accounts payable to related party	154	194
Notes payable	3,660	3,060
Total current liabilities	4,892	4,227
Long-term deferred taxes	41	41
Total liabilities	4,933	4,268
Minority interest	654	604
Shareholders' equity	2,339	2,934
	$7,926	$7,806